EX.99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) of our report dated October 21, 2013, relating to the financial statement of Goldman Sachs MLP Income Opportunities Fund, which appears in such Registration Statement. We also consent to reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

November 25, 2013